SUPPLEMENT TO DISTRIBUTION AGREEMENT

                                 PANORAMA TRUST

                                                                  March 12, 1997

First Data Distributors, Inc.
4400 Computer Drive
Westboro, Massachusetts 01581

Dear Sirs:

         This letter is to confirm that the undersigned, Panorama Trust, a Massachusetts business trust (the "Trust"), and First Data Distributors, Inc., a Massachusetts corporation (the "Distributor") have agreed that the Distribution Agreement between the Trust and the Distributor dated October 3,1995 (the "Agreement"), is herewith amended to provide that the Distributor shall also be the Distributor for the Pictet Eastern European Fund on the terms and conditions contained in the Agreement. Schedule A to the Agreement is revised in the form attached hereto.

         If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy hereof.

                                                     Very truly yours,

                                                     PANORAMA TRUST


                                                     By:
                                                            Authorized Signature

Accepted:

FIRST DATA DISTRIBUTORS, INC.

By:
    Authorized Signature




                                   SCHEDULE A

                          to the Distribution Agreement
                           between Panorama Trust and
                          First Data Distributors, Inc.


Name of Series

Pictet Global Emerging Markets Fund
Pictet International Small Companies Fund
Pictet Eastern European Fund









PANORAMA TRUST                                     FIRST DATA DISTRIBUTORS, INC.

By:                                                By:
Title:                                             Title: